UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 24, 2016

EMERGENT CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Florida	001-35064	30-0663473
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	5355 Town Center Road, Suite 701 Boca Raton, Florida	33486
	(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number including area code: (561) 995-4200
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On March 24, 2016, Emergent Capital, Inc. (the “Company”) issued and sold approximately $8.8 million in aggregate principal amount of its senior secured notes due September 2018 (the “Additional Notes”) under note purchase agreements (the “Note Purchase Agreement”) with certain accredited investors and non U.S. persons. Net proceeds from the Additional Notes will be used for general corporate purposes. The Additional Notes were issued pursuant to an indenture (the “Indenture”), dated March 11, 2016 (the “Initial Closing Date”), between the Company and Wilmington Trust, National Association, as indenture trustee. The Indenture provides for the issuance of up to $30.0 million of the Company’s senior secured notes due 2018, of which approximately $21.2 million in aggregate principal amount (the “Initial Notes” and, together with the Additional Notes, the “Notes”) were issued by the Company on the Initial Closing Date.

Interest on the Notes accrues at 15.0% per annum payable quarterly and all Notes issued under the Indenture will mature on September 14, 2018 (the “Maturity Date”). The Notes may be optionally redeemed in full by the Company at any time and must be redeemed in full upon additional issuances of debt by the Company in each case, at a price equal to 100% of the principal amount redeemed plus (i) accrued and unpaid interest on the Notes redeemed up to the date of redemption, and (ii) the present value of all remaining interest payments through the Maturity Date using a discount rate equal to the yield to maturity at the time of computation on the US treasury security with a constant maturity most nearly equal to the period from the redemption date to the Maturity Date plus 50 basis points. Upon a change of control, the Company will be required to make an offer to holders of the Notes to repurchase the Notes at a price equal to 107.5% of their principal amount.

The Notes contain negative covenants restricting additional debt incurred by Emergent, creation of liens on the collateral securing the Notes, and restrictions on dividends and stock repurchases. The Notes are secured by settlement proceeds, if any, received from certain litigation involving Emergent, certain notes issued to Emergent and pledges of 65% of the equity interests in Blue Heron Designated Activity Company, OLIPP IV, LLC and Red Reef Alternative Investments, LLC.

The Notes have not been registered under the Securities Act of 1933, as amended or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration under the applicable securities laws.

The foregoing summary does not purport to be complete and is qualified in its entirety by the Indenture and the form of Note Purchase Agreement, which are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the issuance of the Additional Notes is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

4.1
Indenture, dated March 11, 2016, by and among Emergent Capital, Inc. and Wilmington Trust, National Association, as indenture trustee (incorporated by reference to Exhibit 4.5 to the Company’s Form 10-K filed on March 14, 2016).

10.1	Form of Note Purchase Agreement to purchase 15% Senior Secured Notes due 2018 (incorporated by reference to Exhibit 10.16 to the Company’s Form 10-K filed on March 14, 2016).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
March 28, 2016

EMERGENT CAPITAL, INC.
(Registrant)

By:	/s/ Michael Altschuler
Michael Altschuler
General Counsel and Secretary